Exhibit 99.3

Item 8.     Financial Statements and Supplementary Data and Report of Independent Registered Public Accounting Firm

MANAGEMENT REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The management of United Auto Group, Inc. and subsidiaries (the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control system was designed to provide reasonable assurance to the Company’s management and board of directors that the Company’s internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation and presentation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.

All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005. In making this assessment, it used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control — Integrated Framework. Based on our assessment we believe that, as of December 31, 2005, the Company’s internal control over financial reporting is effective based on those criteria.

The Company’s independent registered public accounting firm that audited the consolidated financial statements included in the Company’s Annual Report on Form 10-K has issued an audit report on our assessment of the Company’s internal control over financial reporting.

United Auto Group, Inc.

March 16, 2006

MANAGEMENT REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The management of UAG UK Holdings Limited and subsidiaries (the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control system was designed to provide reasonable assurance to the Company’s management and board of directors that the Company’s internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation and presentation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.

All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005. In making this assessment, it used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control — Integrated Framework. Based on our assessment we believe that, as of December 31, 2005, the Company’s internal control over financial reporting is effective based on those criteria.

The Company’s independent registered public accounting firm that audited the consolidated financial statements of UAG UK Holdings Limited has issued an audit report on our assessment of the Company’s internal control over financial reporting.

UAG UK Holdings Limited

March 16, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

United Auto Group, Inc.

Bloomfield Hills, Michigan

We have audited management’s assessment, included in the accompanying Management Report on Internal Control Over Financial Reporting, that United Auto Group, Inc. and subsidiaries (the “Company”) maintained effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit. We did not examine the effectiveness of internal control over financial reporting of UAG UK Holdings Limited and subsidiaries, a wholly owned subsidiary, whose financial statements reflect total assets and revenues constituting 20% and 29% percent, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2005. The effectiveness of UAG UK Holdings Limited’s internal control over financial reporting was audited by other auditors whose report has been furnished to us, and our opinions, insofar as they relate to the effectiveness of UAG UK Holdings Limited’s internal control over financial reporting, are based solely on the report of other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, based on our audit and the report of the other auditors, management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2005, is fairly stated, in all material respects, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Also, in our opinion, based on our audit and the report of other auditors, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements and financial statement schedule as of and for the year ended December 31, 2005. Our report dated March 16, 2006 expressed an unqualified opinion on those consolidated financial statements and financial statement schedule based on our audit and the report of other auditors and included an explanatory paragraph relating to a change in accounting for cash consideration received from a vendor to conform with Emerging Issues Task Force Issue 02-16 in 2003 and the 2004 and 2003 consolidated statements of cash flows that have been restated.

/s/ Deloitte & Touche LLP

New York, New York

March 16, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

UAG UK Holdings Limited:

We have audited management’s assessment, included in the accompanying Management Report on Internal Control Over Financial Reporting, that UAG UK Holdings Limited and subsidiaries (the “Company”) maintained effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2005, is fairly stated, in all material respects, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of the Company and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholder’s equity and cash flows for each of the years in the three-year period ended December 31, 2005, and our report dated March 16, 2006 expressed an unqualified opinion on those consolidated financial statements.

/s/ KPMG Audit Plc

Birmingham, United Kingdom

March 16, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of United Auto Group, Inc.
Bloomfield Hills, Michigan

We have audited the accompanying consolidated balance sheets of United Auto Group, Inc. and subsidiaries (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity and comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2005. Our audits also included the financial statement schedule listed in Exhibit 99.4. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits. We did not audit the financial statements of UAG UK Holdings Limited and subsidiaries (a consolidated subsidiary) for the years ended December 31, 2005, 2004 and 2003, which statements reflect total assets constituting 20% and 22% of the Company’s consolidated total assets as of December 31, 2005 and 2004, and total revenues constituting 29%, 29% and 23% of the Company’s consolidated total revenues for the years ended December 31, 2005, 2004 and 2003, respectively. Such financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for UAG UK Holdings Limited as of December 31, 2005 and 2004, and the years ended December 31, 2005, 2004 and 2003 is based solely on the report of such other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 16, 2006 expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting based on our audits and the report of other auditors.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for cash consideration received from a vendor in 2003 to conform to Emerging Issues Task Force Issue No. 02-16 and the accompanying 2004 and 2003 consolidated statements of cash flows have been restated.

/s/ Deloitte & Touche LLP
New York, New York
March 16, 2006 (except as to the effects of discontinued operations and stock split discussed in Note 1 to the consolidated financial statements, for which the date is November 29, 2006)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
UAG UK Holdings Limited:

We have audited the consolidated balance sheets of UAG UK Holdings Limited and subsidiaries (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholder’s equity and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of UAG UK Holdings Limited’s internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated March 16, 2006 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.

/s/ KPMG Audit Plc

Birmingham, United Kingdom
March 16, 2006

UNITED AUTO GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
	(In thousands, except
	per share amounts)
ASSETS
Cash and cash equivalents	$8,957	$23,547
Accounts receivable, net	413,431	340,116
Inventories, net	1,219,735	1,168,151
Other current assets	50,865	42,765
Assets held for sale	189,373	305,578
Total current assets	1,882,361	1,880,157
Property and equipment, net	423,513	373,095
Goodwill	1,015,378	1,014,581
Franchise value	189,297	178,092
Other assets	83,624	86,876
Total assets	$3,594,173	$3,532,801

LIABILITIES AND STOCKHOLDERS' EQUITY
Floor plan notes payable	841,911	798,148
Floor plan notes payable - non-trade	331,009	313,368
Accounts payable	207,426	209,025
Accrued expenses	174,157	184,183
Current portion of long-term debt	3,551	11,367
Liabilities held for sale	106,710	187,638
Total current liabilities	1,664,764	1,703,729
Long-term debt	576,690	574,933
Other long-term liabilities	206,987	179,104
Total liabilities	2,448,441	2,457,766

Commitments and contingent liabilities
Stockholders' Equity
Preferred Stock, $0.0001 par value; 100 shares authorized;
none issued and outstanding	-	-
Common Stock, $0.0001 par value, 160,000 shares authorized;
93,767 shares issued at December 31, 2005; 92,965 shares issued at December 31, 2004	5	5
Non-voting Common Stock, $0.0001 par value, 7,125 shares
authorized; none issued and outstanding	-	-
Class C Common Stock, $0.0001 par value, 20,000 shares authorized; none issued and outstanding	-	-
Additional paid-in-capital	746,165	742,551
Retained earnings	404,010	305,881
Accumulated other comprehensive income	21,830	57,463
Unearned compensation	-	(4,587
Treasury stock, at cost; 4,306shares at December 31, 2005 and 2004	(26,278)	(26,278
Total stockholders' equity	1,145,732	1,075,035
Total liabilities and stockholders' equity	$3,594,173	$3,532,801

See Notes to Consolidated Financial Statements.

UNITED AUTO GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
	2005	2004	2003
	(In thousands, except per share amounts)
Revenue:
New vehicle	$5,852,262	$5,152,152	$4,416,359
Used vehicle	2,119,856	1,899,490	1,554,927
Finance and insurance, net	236,653	208,212	176,332
Service and parts	1,085,034	921,770	733,390
Fleet and wholesale	803,735	667,637	485,880
Total revenues	10,097,540	8,849,261	7,366,888

Cost of sales:
New vehicle	5,340,500	4,707,563	4,046,254
Used vehicle	1,928,377	1,736,008	1,417,543
Service and parts	493,278	423,972	341,561
Fleet and wholesale	803,849	666,494	484,311
Total cost of sales	8,566,004	7,534,037	6,289,669
Gross profit	1,531,536	1,315,224	1,077,219
Selling, general and administrative expenses	1,199,847	1,020,720	837,592
Depreciation and amortization	38,800	37,538	26,706
Operating income	292,889	256,966	212,921
Floor plan interest expense	(50,941)	(43,691)	(37,732)
Other interest expense	(48,995)	(42,641)	(42,426)
Other income	-	11,469	-

Income from continuing operations before minority interests, income taxes and cumulative effect of accounting change	192,953	182,103	132,763
Income taxes	(70,022)	(67,739)	(52,445)
Minority interests	(1,814)	(2,047)	(2,272)

Income from continuing operations before cumulative effect of accounting change	121,117	112,317	78,046
Income (loss) from discontinued operations, net of tax	(2,144)	(630)	7,941

Income before cumulative effect of accounting change, net of tax	118,973	111,687	85,987
Cumulative effect of accounting change, net of tax	-	-	(3,058)
Net income	$118,973	$111,687	$82,929

Basic earnings per share:
Continuing operations	$1.30	$1.25	$0.96
Discontinued operations	(0.02)	(0.01)	0.10
Cumulative effect of accounting change	-	-	(0.04)
Net income	$1.28	$1.24	$1.02

Shares used in determining basic earnings per share	92,832	89,920	81,652

Diluted earnings per share:
Continuing operations	$1.29	$1.23	$0.94
Discontinued operations	(0.02)	(0.01)	0.10
Cumulative effect of accounting change	-	-	(0.04)
Net income	$1.27	$1.22	$1.00

Shares used in determining diluted earnings per share	93,932	91,226	82,868

See Notes to Consolidated Financial Statements.

UNITED AUTO GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (LOSS)

	Voting and
	Non-voting
	Common Stock
					Accumulated
			Additional		Other			Total
	Issued		Paid-in	Retained	Comprehensive	Unearned	Treasury	Stockholders’	Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Compensation	Stock	Equity	Income (Loss)
(Dollars in thousands)
Balances, December 31, 2002	81,195,620	$4	$590,887	$133,794	$6,035	$—	$(26,278)	$704,442
Issuance of restricted stock	648,390	—	4,111	—	—	(2,616)	—	1,495
Exercise of options, including tax benefit of $3,477	1,600,326	—	13,384	—	—	—	—	13,384
Unrealized appreciation of investment, net of tax	—	—	—	—	5,718	—	—	5,718	$5,718
Dividends	—	—	—	(4,118)	—	—	—	(4,118)	—
Fair value of interest rate swap agreements	—	—	—	—	3,552	—	—	3,552	3,552
Foreign currency translation	—	—	—	—	21,010	—	—	21,010	21,010
Net income	—	—	—	82,929	—	—	—	82,929	82,929
Balances, December 31, 2003	83,444,336	4	608,382	212,605	36,315	(2,616)	(26,278)	828,412	$113,209
Sale of common stock	8,100,000	1	119,435	—	—	—	—	119,436
Issuance of restricted stock	305,132	—	4,798	—	—	(1,971)	—	2,827
Exercise of options, including tax benefit of $3,938	1,115,740	—	9,936	—	—	—	—	9,936
Unrealized appreciation of investment, net of tax	—	—	—	—	(5,718)	—	—	(5,718)	$(5,718)
Dividends	—	—	—	(18,411)	—	—	—	(18,411)	—
Fair value of interest rate swap agreements	—	—	—	—	582	—	—	582	582
Foreign currency translation	—	—	—	—	26,284	—	—	26,284	26,284
Net income	—	—	—	111,687	—	—	—	111,687	111,687
Balances, December 31, 2004	92,965,208	5	742,551	305,881	57,463	(4,587)	(26,278)	1,075,035	$132,835
Issuance of restricted stock	333,164	—	5,492	—	—	(1,964)	—	3,528
Reclassification of unamortized restricted stock expense	—	—	(6,551)	—	—	6,551	—	—
Exercise of options, including tax benefit of $1,195	469,096	—	4,673	—	—	—	—	4,673
Dividends	—	—	—	(20,844)	—	—	—	(20,844)
Fair value of interest rate swap agreements	—	—	—	—	3,840	—	—	3,840	$3,840
Foreign currency translation	—	—	—	—	(39,473)	—	—	(39,473)	(39,473)
Net income	—	—	—	118,973	—	—	—	118,973	118,973
Balances, December 31, 2005	93,767,468	$5	$746,165	$404,010	$21,830	$—	$(26,278)	$1,145,732	$83,340

See Notes to Consolidated Financial Statements.

UNITED AUTO GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2005	2004	2003
		(Restated)*	(Restated)*
	(In thousands)
Operating Activities:
Net income	$118,973	$111,687	$82,929
Adjustments to reconcile net income to net cash from continuing operating activities:
Depreciation and amortization	38,800	37,538	26,706
Amortization of unearned compensation	3,211	2,828	1,495
Undistributed earnings of equity method investments	(4,109)	(1,720)	(352)
(Income) loss from discontinued operations, net of tax	2,144	630	(7,941
Gain on sale of investment	-	(11,469)	-
Deferred income taxes	17,381	27,368	26,614
Cumulative effect of accounting change	-	-	3,058
Minority interests	1,814	2,047	2,272
Changes in operating assets and liabilities:
Accounts receivable	(61,763)	(28,291)	(50,958)
Inventories	15,386	(103,848)	(211,039
Floor plan notes payable	33,220	209,436	134,997
Accounts payable and accrued expenses	(16,165)	50,009	64,250
Other	25,842	(20,481)	(1,553)
Net cash from continuing operating activities	174,734	275,734	70,478

Investing Activities:
Purchase of equipment and improvements	(218,952)	(227,297)	(194,638)
Proceeds from sale-leaseback transactions	118,470	149,076	133,373
Dealership acquisitions, net	(126,879)	(210,018)	(137,941)
Proceeds from sale of investment	-	13,566	-
Net cash from continuing investing activities	(227,361)	(274,673)	(199,206)

Financing Activities:
Proceeds from borrowings under U.S. Credit Agreement	195,000	303,800	261,500
Repayments under U.S. Credit Agreement	(177,800)	(361,000)	(292,800)
Net borrowings (repayments) of other long-term debt	(14,819)	(17,050)	5,789
Net borrowings (repayments) of floor plan notes payable - non-trade	17,641	(55,671)	119,496
Proceeds from issuance of common stock, net	3,478	125,433	9,907
Dividends	(20,844)	(18,411)	(4,118)
Net cash from continuing financing activities	2,656	(22,899)	99,774
Discontinued operations:
Net cash from discontinued operating activities	(24,669)	24,380	19,386
Net cash from discontinued investing activities	75,523	8,605	18,343
Net cash from discontinued financing activities	(15,473)	(5,596)	(2,664)
Net cash from discontinued operations	35,381	27,389	35,065

Net change in cash and cash equivalents	(14,590)	5,551	6,111
Cash and cash equivalents, beginning of period	23,547	17,996	11,885
Cash and cash equivalents, end of period	$8,957	$23,547	$17,996

Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$91,182	$85,606	$80,056
Income taxes	40,746	21,545	15,115
Seller financed debt	5,300	5,790	-

________________________
* See Note 1

See Notes to Consolidated Financial Statements.

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

1.      Organization and Summary of Significant Accounting Policies

Business Overview and Concentrations

United Auto Group, Inc. (“UAG” or the “Company”) is engaged in the sale of new and used motor vehicles and related products and services, including vehicle service, parts, collision repair, third-party finance and insurance products and other aftermarket products. The Company operates dealerships under franchise agreements with a number of automotive manufacturers. In accordance with individual franchise agreements, each dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealerships, or the loss of a franchise agreement, could have a material impact on the Company’s operating results, financial position or cash flows. As of December 31, 2005, Toyota/Lexus accounted for 22% of the Company’s total revenues; BMW accounted for 15%, Honda/Acura accounted for 14% and DaimlerChrysler accounted for 12%. No other manufacturer accounted for more than 10% of our total revenue. At December 31, 2005 and 2004, the Company had receivables from manufacturers of $82,263 and $70,982, respectively. In addition, a large portion of the Company’s contracts in transit are due from manufacturers’ captive finance subsidiaries.

Basis of Presentation

The consolidated financial statements include all majority-owned subsidiaries. Investments in affiliated companies, typically representing an ownership interest in the voting stock of the affiliate of between 20% and 50%, are stated at cost of acquisition plus the Company’s equity in undistributed net income since acquisition. Investments representing less than a 20% ownership interest in the voting stock of a company are stated at cost. All significant intercompany accounts and transactions have been eliminated in consolidation. The consolidated financial statements have been revised for entities which have been treated as discontinued operations through September 30, 2006 in accordance with Statement of Financial Accounting Standards No 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and to reflect the Company's June 1, 2006 two-for-one split of its voting common stock in the form of a stock dividend.

Results for the year ended December 31, 2005 include $8,163 ($5,200 after-tax) of earnings attributable to the sale of all the remaining variable profits relating to the pool of extended service contracts sold at the Company’s dealerships over the past five years, and $1,925 ($1,226 after tax) of severance charges. 2004 results include an $11,469 ($7,203 after tax) gain resulting from the sale of an investment and an $8,426 ($5,292 after tax) gain resulting from a refund of U.K. consumption taxes. These 2004 gains were offset in part by non-cash charges of $7,834 ($4,920 after tax) principally in connection with the planned relocation of certain U.K. franchises as part of the Company’s ongoing facility enhancement program.

Statement of Cash Flows

The Company has restated its 2004 and 2003 consolidated statements of cash flows to reflect the repayment of floor plan obligations in connection with acquisitions and dispositions as cash transactions to comply with guidance under Statement of Financial Accounting Standards (“SFAS”) No. 95, “Statement of Cash Flows.” More specifically, with respect to acquisitions, the Company has restated its consolidated statements of cash flows to reflect the repayment of seller floor plan notes payable by our floor plan lenders as additional cost of dealership acquisitions with corresponding borrowings of floor plan notes payable-non trade. Similarly, with respect to dispositions, the Company has restated its consolidated statements of cash flows to reflect the repayment of the Company’s floor plan notes payable by the purchaser’s floor plan lender as additional transaction proceeds with corresponding repayments of floor plan notes payable trade or non-trade, as appropriate.

Previously, all such activity was treated as a non-cash acquisition or disposition of inventory and floor plan notes payable. A summary of the significant effects of the restatement are as follows:

	Year Ended December 31,
	2004	2003

Net cash from continuing operating activities as previously reported	$247,447	$24,264
Discontinued operations	(12,464)	35,151
Recognition of floor plan balances as cash transactions	40,751	11,063
Net cash from continuing operating activities, as restated	$275,734	$70,478

Net cash from continuing investing activities as previously reported	$(237,366)	$(178,218)
Discontinued operations	3,444	3,597
Recognition of floor plan balances as cash transactions	(40,751)	(24,585)
Net cash from continuing investing activities, as restated	$(274,673)	$(199,206)

Net cash from continuing financing activities as previously reported	$(27,176)	$130,894
Discontinued operations	4,277	(44,642)
Recognition of floor plan balances as cash transactions	-	13,522
Net cash from continuing financing activities, as restated	$(22,899)	$99,774

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accounts requiring the use of significant estimates include accounts receivable, inventories, income taxes, intangible assets and certain reserves.

Accounting Change

In March 2003, the Financial Accounting Standards Board’s (“FASB”) Emerging Issues Task Force (“EITF”) finalized Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Cash Consideration Received from a Vendor” (“EITF 02-16”). EITF 02-16 addresses the accounting treatment for vendor allowances and provides that cash consideration received from a vendor should be presumed to be a reduction of the price of the vendor’s product and should therefore be shown as a reduction in the purchase price of the merchandise. To the extent that the cash consideration represents a reimbursement of a specific incremental and identifiable cost, then those vendor allowances should be used to offset such costs. Historically, the Company recorded non-refundable floor plan credits and certain other non-refundable credits when received. As a result of EITF 02-16, these credits are now presumed to be reductions in the cost of purchased inventory and are deferred until the related vehicle is sold. In accordance with EITF 02-16, the Company recorded a cumulative effect of accounting change as of January 1, 2003, the date of adoption that decreased net income for the year ended December 31, 2003 by $3,058, net of tax, or $0.04 per diluted share.

Cash and Cash Equivalents

Cash and cash equivalents include all highly-liquid investments that have an original maturity of three months or less at the date of purchase.

Contracts in Transit

Contracts in transit represent customer finance contracts evidencing loan agreements or lease agreements between the Company, as creditor, and the customer, as borrower, to acquire or lease a vehicle whereby a third-party finance source has given the Company initial, non-binding approval to assume the Company’s position as creditor. Funding and final approval from the finance source is provided upon the finance source’s review of the loan or lease agreement and related documentation executed by the customer at the dealership. These finance contracts are typically funded within ten days of the initial approval of the finance transaction by the third-party finance source. Further, the finance source is not contractually obligated to make the loan or lease to the customer until it gives its final approval and funds the transaction. Until such final approval is given, contracts in transit represent amounts due from the customer to the Company. Contracts in transit, included in accounts receivable, net in the Company’s consolidated balance sheets, amounted to $165,201 and $137,654 as of December 31, 2005 and 2004, respectively.

Inventory Valuation

Inventories are stated at the lower of cost or market. Cost for new and used vehicle inventories is determined using the specific identification method. Cost for parts, accessories and other inventories are based on factory list prices.

Property and Equipment

Property and equipment are recorded at cost and depreciated over estimated useful lives using the straight-line method. Useful lives for purposes of computing depreciation for assets, other than equipment under capital lease and leasehold improvements, are between 5 and 15 years. Leasehold improvements and equipment under capital lease are depreciated over the shorter of the term of the lease or the estimated useful life of the asset.

Expenditures relating to recurring repair and maintenance are expensed as incurred. Expenditures that increase the useful life or substantially increase the serviceability of an existing asset are capitalized. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, with any resulting gain or loss is reflected in income.

Income Taxes

Tax regulations may require items to be included in the tax return at different times than the items are reflected in the financial statements. Some of these differences are permanent, such as expenses which are not deductible on the tax return, and some are timing differences, such as the timing of depreciation expense. Timing differences create deferred tax assets and liabilities. Deferred tax assets generally represent items that can be used as a tax deduction or credit in the tax return in future years for which the Company has already recorded the tax effect in its financial statements. Deferred tax liabilities generally represent expenses recognized in the Company’s financial statements which have not yet been recognized as expense on the Company’s tax return or deductions taken on the tax return which have not yet been recognized as expense in the Company’s financial statements. The Company establishes valuation allowances for deferred tax assets if the amount of expected future taxable income is not likely to allow for the use of the deduction or credit.

Intangible Assets

The Company’s principal intangible assets relate to its franchise agreements with vehicle manufacturers, which represent the estimated value of franchises acquired in business combinations, and goodwill, which represents the excess of cost over the fair value of tangible and identified intangible assets acquired in connection with business combinations. Intangible assets are amortized over their estimated useful lives. The Company believes the franchise value of its dealerships has an indefinite useful life based on the following facts:

  Automotive retailing is a mature industry and is based on franchise agreements with the vehicle manufacturers;

  There are no known changes or events that would alter the automotive retailing franchise environment;

  Certain franchise agreement terms are indefinite;

  Franchise agreements that have limited terms have historically been renewed without substantial cost; and

  The Company’s history shows that manufacturers have not terminated franchise agreements.

The following is a summary of the changes in the carrying amount of goodwill and franchise value for the year ended December 31, 2005:

		Franchise
	Goodwill	Value

Balance — January 1, 2005	$1,014,581	$178,092
Additions during period	23,750	19,277
Deletions during period	(1,081)	(590)
Foreign currency translation	(21,872)	(7,482)
Balance — December 31, 2005	$1,015,378	$189,297

As of December 31, 2005 and 2004, approximately $608,678 and $557,645, respectively, of the Company’s goodwill is deductible for tax purposes. The Company has established deferred tax liabilities related to the temporary differences arising from such tax deductible goodwill.

Impairment Testing

Intangible assets are reviewed for impairment on at least an annual basis. Franchise value impairment is assessed through a comparison of an estimate of its fair value with its carrying value. An indicator of impairment exists if the carrying value of a franchise exceeds its estimated fair value and an impairment loss may be recognized. The Company also evaluates the remaining useful lives of franchises in connection with the annual impairment testing to determine whether events and circumstances continue to support an indefinite useful life. Goodwill impairment is assessed at the reporting unit level. An indicator of impairment exists if the carrying amount of the goodwill attributable to a reporting unit is determined to exceed its estimated fair value and an impairment loss may be recognized. The fair value of the goodwill attributable to the reporting unit is determined using a discounted cash flow approach, which includes assumptions regarding revenue and profitability growth, residual values and the cost of capital. If future events and circumstances cause significant changes in the underlying assumptions and result in a reduction of estimates of fair value, the Company may incur an impairment charge.

Investments

Investments include marketable securities and investments in businesses accounted for under the equity method and the cost method. Marketable securities include investments in debt and equity securities. Marketable securities held by the Company are typically classified as available for sale and are stated at fair value in the balance sheet with unrealized gains and losses included in other comprehensive income (loss), a separate component of stockholders’ equity. Declines in investment values that are deemed to be other than temporary would be an indicator of impairment and may result in an impairment charge reducing the investments’ carrying value to fair value. A majority of the Company’s investments are in joint venture relationships. Such joint ventures relationships are accounted for under the equity method, pursuant to which the Company records its proportionate share of the joint venture’s income each period. As of December 31, 2005 and 2004, the Company had approximately $7,600 and $5,200, respectively, of investments accounted for under the cost method.

Foreign Currency Translation

For all significant foreign operations, the functional currency is the local currency. The revenue and expense accounts of the Company’s foreign operations are translated into U.S. dollars using the average exchange rates that prevailed during the period. Assets and liabilities of foreign operations are translated into U.S. dollars using period end exchange rates. Cumulative translation adjustments relating to foreign functional currency assets and liabilities are recorded in accumulated other comprehensive income (loss), a separate component of stockholders’ equity.

Fair Value of Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, debt, floor plan notes payable, and interest rate swaps used to hedge future cash flows. Other than our subordinated notes and interest rate swaps, the carrying amount of all significant financial instruments approximates fair value due either to length of maturity or the existence of variable interest rates that approximate prevailing market rates. The fair value of the subordinated notes and interest rate swap, based on quoted market data, was approximately $314,413 and $4,660, and $334,500 and $13,299, respectively, at December 31, 2005 and 2004.

Revenue Recognition

Vehicle, Parts and Service Sales

The Company records revenue when vehicles are delivered and title has passed to the customer, when vehicle service or repair work is performed and when parts are delivered to the Company’s customers. Sales promotions that the Company offers to customers are accounted for as a reduction of revenue at the time of sale. Rebates and other incentives offered directly to the Company by manufacturers are recognized as earned.

Finance and Insurance Sales

The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to either the difference between the interest rates charged to customers and the interest rates set by the financing institution or a flat fee. The Company also receives commissions for facilitating the sale of various third-party insurance products to customers, including credit and life insurance policies and extended service contracts. These commissions are recorded as revenue at the time the customer enters into the contract. The Company is not the obligor under any of these contracts. In the case of finance contracts, a customer may prepay or fail to pay their contract, thereby terminating the contract. Customers may also terminate extended service contracts, which are fully paid at purchase, and become eligible for refunds of unused premiums. In these circumstances, a portion of the commissions the Company receives may be charged back based on the relevant terms of the contracts. The revenue the Company records relating to commissions is net of an estimate of the amount of chargebacks the Company will be required to pay. Such estimate of chargeback exposure is based on historical experience with similar contracts, including the impact of refinance and default rates on retail finance contracts and cancellation rates on extended service contracts and other insurance products.

Defined Contribution Plans

The Company sponsors a number of defined contribution plans covering a significant majority of the Company’s employees. Company contributions to such plans are discretionary and are typically based on the level of compensation and contributions by plan participants. The Company incurred expense of $8,315, $7,484 and $7,729 relating to such plans during the years ended December 31, 2005, 2004 and 2003, respectively.

Advertising

Advertising costs are expensed as incurred or when such advertising takes place. The Company incurred total advertising costs of $78,441, $73,469 and $64,944 during the years ended December 31, 2005, 2004 and 2003, respectively. Qualified advertising expenditures reimbursed by manufacturers, which are treated as a reduction of selling, general and administrative expense, were $10,008, $9,824 and $8,984 during the years ended December 31, 2005, 2004 and 2003, respectively.

Self Insurance

The Company retains risk relating to certain of its general liability insurance, workers’ compensation insurance and employee medical benefits in the United States. As a result, the Company is likely to be responsible for a majority of the claims and losses incurred under these programs. The amount of risk retained varies by program, but the Company typically pays per occurrence deductibles and, for certain exposures, has pre-determined maximum exposure limits for each insurance period. The majority of losses, if any, above the pre-determined exposure limits are typically paid by third-party insurance carriers. The Company’s estimate of future losses is prepared by management using the Company’s historical loss experience and industry based development factors.

Earnings Per Share

Basic earnings per share is computed using net income, as adjusted to reflect dividends relating to outstanding preferred stock, and the weighted average number of common shares outstanding. Diluted earnings per share is computed using net income and the weighted average number of common shares outstanding, adjusted for the dilutive effect of stock options, restricted stock, preferred stock and warrants. For the year ended December 31, 2003, 974 shares attributable to outstanding common stock equivalents were excluded from the calculation of diluted earnings per share because the effect of such securities was antidilutive. A reconciliation of the number of shares used in the calculation of basic and diluted earnings per share for the years ended December 31, 2005, 2004 and 2003 follows:

	Year Ended December 31,
	2005	2004	2003

Weighted average number of common shares outstanding	92,832	89,920	81,652
Effect of stock options	820	890	958
Effect of restricted stock	280	416	258

Weighted average number of common shares outstanding, including effect of dilutive securities	93,932	91,226	82,868

Hedging

SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS No. 133, all derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. SFAS No. 133 defines requirements for designation and documentation of hedging relationships, as well as ongoing effectiveness assessments, which must be met in order to qualify for hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value are recorded in earnings immediately. If the derivative is designated in a fair-value hedge, the changes in the fair value of the derivative and the hedged item are recorded in earnings. If the derivative is designated in a cash-flow hedge, effective changes in the fair value of the derivative are recorded in other comprehensive income (loss) and recorded in the income statement when the hedged item affects earnings. Changes in the fair value of the derivative attributable to hedge ineffectiveness are recorded in earnings immediately.

Stock-Based Compensation

Key employees, outside directors, consultants and advisors of the Company are eligible to receive stock based compensation pursuant to the terms of the Company’s 2002 Equity Compensation Plan (the “Plan”). The Plan originally allowed for the issuance of 4,200 shares for stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and other awards. As of December 31, 2005, 3,212 shares of common stock were available for grant under the Plan.

The Company elected to adopt SFAS No. 123(R), “Share-Based Payment,” as interpreted by the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107, effective July 1, 2005. The Company utilized the modified prospective method approach pursuant to which the Company records compensation expense for all awards granted after July 1, 2005 based on their fair value. Since 2003, the Company’s share-based payments have generally been in the form of “non-vested shares” which are measured at their fair value as if they were vested and issued on the grant date. As a result of adopting SFAS No. 123(R), the Company recorded $76 of compensation expense, net of tax, during the year ended December 31, 2005 related to stock option grants.

Prior to July 1, 2005, the Company accounted for option grants using the intrinsic value method pursuant to Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” All options were granted with a strike price at fair market value on the date of grant. As a result, no compensation expense was recorded with respect to option grants. During that time, the Company followed the disclosure only provisions of SFAS No. 123, “Accounting for Stock Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock Based Compensation — Transition and Disclosure, an Amendment of SFAS No. 123.” Had the Company elected to recognize compensation expense for option grants using the fair value method, pro forma net income and pro forma basic and diluted earnings per share would have been as follows:

	Year Ended December 31,
	2005	2004	2003

Net income(1)	$118,973	$111,687	$82,929
Fair value method compensation expense	(202)	(1,232)	(1,591)
Pro forma net income	$118,771	$110,455	$81,338
Basic earnings per share	$1.28	$1.24	$1.02
Pro forma basic earnings per share	$1.28	$1.23	$1.00
Diluted earnings per share	$1.27	$1.22	$1.00
Pro forma diluted earnings per share	$1.26	$1.21	$0.98
Weighted average fair value of options granted	$4.68	$2.83	$6.48
Expected dividend yield	1.3%	1.6%	0%
Risk free interest rates	4.00%	3.50%	4.00%
Expected life	5.0 years	5.0 years	5.0 years
Expected volatility	33.00%	24.00%	61.00%

______________________
(1)	Includes approximately $2,042, $1,767 and $904 of compensation expense, net of tax, related to restricted stock grants, for the years ended December 31, 2005, 2004 and 2003, respectively.

See footnote 11 for a detailed description of the Company’s stock compensation plans.

New Accounting Pronouncements

SFAS No. 151, “Inventory Costs” requires abnormal amounts of inventory costs related to idle facility, freight, handling and wasted materials to be recognized as current period expenses. SFAS 151 is effective for the Company on January 1, 2006. The Company does not believe this pronouncement will have a material effect on consolidated operating results, financial position or cash flows.

SFAS No. 154, “Accounting Changes and Error Corrections — A Replacement of Accounting Principles Board (“APB”) Opinion No. 20 and FASB Statement No. 3” requires all direct financial statement effects caused by a voluntary change in accounting principle to be applied retrospectively to prior period financial statements as if the new principle had always been applied, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change in principle. APB Opinion No. 20 and SFAS No. 3 previously required that a voluntary change in accounting principle be recognized as a cumulative effect in the period of change. SFAS No. 154 is effective for the Company on January 1, 2006. The Company does not believe this pronouncement will have a material effect on consolidated operating results, financial position or cash flows.

FASB Staff Position FAS 13-1, “Accounting for Rental Costs Incurred During a Construction Period” (“FSP FAS 13-1”) requires companies to expense real estate rental costs under operating leases during periods of construction and is effective for the Company on January 1, 2006. FSP FAS 13-1 does not require retroactive application. The Company does not believe this pronouncement will have a material effect on consolidated operating results, financial position or cash flows.

FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations — an Interpretation of FASB Statement No. 143” clarifies the timing of liability recognition for legal obligations associated with an asset retirement when the timing and (or) method of settling obligations are conditional on a future event that may or may not be within the control of the entity. FIN No. 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of FIN No. 47 did not have a material effect on consolidated operating results, financial position or cash flows.

EITF issue No. 05-06 “Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination” requires that leasehold improvements that are placed in service significantly after and not contemplated at or near the beginning of the lease term or that are acquired in a business combination should be amortized over the shorter of the useful life of the assets or a term that includes the remaining lease periods, including renewals that are deemed to be reasonably assured as of the date the leasehold improvements are purchased or the date of acquisition, as applicable. EITF 05-06 was effective for the Company on July 1, 2005. The adoption of EITF 05-06 did not have a material effect on consolidated operating results, financial position or cash flows.

2.    Business Combinations

During each of the years presented, the Company completed a number of acquisitions. The Company’s financial statements include the results of operations of the acquired dealerships from the date of acquisition. Purchase price allocations for 2005 may be subject to final adjustment. A summary of the aggregate purchase price allocations in each year follows:

	December 31,
	2005	2004

Accounts receivable	$11,552	$9,527
Inventory	66,970	71,404
Other current assets	129	301
Property and equipment	7,640	3,375
Goodwill	23,750	58,938
Franchise value	19,277	83,546
Other assets	10,071	3,660
Current liabilities	(7,210)	(14,943)

Total purchase price	132,179	215,808
Seller financed/assumed debt	(5,300)	(5,790)

Cash used in dealership acquisitions	$126,879	$210,018

The following unaudited consolidated pro forma results of operations of the Company for the years ended December 31, 2005 and 2004 give effect to acquisitions consummated during 2005 and 2004 as if they had occurred on January 1, 2004.

	December 31,
	2005	2004

Revenues	$10,196,999		$9,722,337
Income from continuing operations	122,445		119,938
Net income	120,301		119,308
Net income per diluted common share	$1.28	$	$ 1.31

3.    Discontinued Operations

The Company accounts for dispositions as discontinued operations when it is evident that the operations and cash flows of a franchise being disposed of will be eliminated from on-going operations and that the Company will not have any significant continuing involvement in its operations. In reaching the determination as to whether the cash flows of a dealership will be eliminated from ongoing operations, the Company considers whether it is likely that customers will migrate to similar franchises that it owns in the same geographic market. The Company’s consideration includes an evaluation of the brands sold at other dealerships it operates in the market and their proximity to the disposed dealership. When the Company disposes of franchises, it typically does not have continuing brand representation in that market. If the franchise being disposed of is located in a complex of Company dealerships, the Company does not treat the disposition as a discontinued operation if the Company believes that the cash flows generated by the disposed franchise will be replaced by expanded operations of the remaining franchises. Combined financial information regarding dealerships accounted for as discontinued operations follows:

	Year Ended December 31,
	2005	2004	2003

Revenues	$887,502	$1,161,509	$1,351,602
Pre-tax income (loss)	(7,706)	(3,028)	9,000
Gain on disposal	4,139	2,023	4,125

	December 31,	December 31,
	2005	2004

Inventories	$92,750	$168,987
Other assets	96,623	136,591
Total assets	$189,373	$305,578

Floor plan notes payable (including non-trade)	$89,647	$164,202
Other liabilities	17,063	23,436
Total liabilities	$106,710	$187,638

4.    Inventories

Inventories consisted of the following:

	December 31,	December 31,
	2005	2004

New vehicles	$911,180	$884,807
Used vehicles	241,792	226,895
Parts, accessories and other	66,763	56,449

Total inventories, net	$1,219,735	$1,168,151

The Company receives non-refundable credits from certain of its vehicle manufacturers that reduce cost of sales when the vehicles are sold. Such credits amounted to $32,095, $28,649 and $26,083 during the years ended December 31, 2005, 2004 and 2003, respectively.

5.    Property and Equipment

Property and equipment consisted of the following:

	December 31,
		2005	2004
Buildings and leasehold improvements		$326,702	$283,305
Furniture, fixtures and equipment		219,235	181,790
Total		545,937	465,095
Less: Accumulated depreciation and amortization		(122,424)	(92,000)
Property and equipment, net	$	$ 423,513	$373,095

As of December 31, 2005 and 2004, approximately $859 and $708, respectively, of capitalized interest is included in buildings and leasehold improvements and is being amortized over the useful life of the related assets.

6.    Floor Plan Notes Payable — Trade and Non-trade

The Company finances substantially all of its new and a portion of its used vehicle inventories under revolving floor plan notes payable with various lenders. In the U.S., the floor plan arrangements are due on demand; however, the Company is generally not required to repay floor plan advances prior to the sale of the vehicles financed. The Company typically makes monthly interest payments on the amount financed. In the U.K., substantially all of the floor plan arrangements are payable on demand or have an original maturity of 90 days or less and the Company is generally required to repay floor plan advances at the earlier of the sale of the vehicles financed or the stated maturity.

The floor plan agreements grant a security interest in substantially all of the assets of the Company’s dealership subsidiaries. Interest rates under the floor plan arrangements are variable and increase or decrease based on changes in the prime rate or LIBOR, as defined. The weighted average interest rate on floor plan borrowings was 5.4%, 5.1% and 4.5% for the years ended December 31, 2005, 2004 and 2003, respectively. The Company classifies floor plan notes payable to a party other than the manufacturer of a particular new vehicle and all floor plan notes payable relating to pre-owned vehicles as floor plan notes payable — non-trade on its consolidated balance sheets and classifies related cash flows as a financing activity on its consolidated statements of cash flows.

7.    Long-Term Debt

Long-term debt consisted of the following:

	December 31,	December 31,
	2005	2004

U.S. Credit Agreement	$272,000	$254,800
U.K. Credit Agreement	—	16,836
9.625% Senior Subordinated Notes due 2012	300,000	300,000
Other	8,241	14,664

Total long-term debt	580,241	586,300
Less: Current portion	(3,551)	(11,367)
Net long-term debt	$576,690	$574,933

Scheduled maturities of long-term debt for each of the next five years and thereafter are as follows:

2006	$3,551
2007	3,775
2008	272,196
2009	200
2010	519
2011 and thereafter	300,000

Total long-term debt	$580,241

U.S. Credit Agreement

The Company is party to a credit agreement with DaimlerChrysler Services Americas LLC and Toyota Motor Credit Corporation, as amended effective October 1, 2004 (the “U.S. Credit Agreement”), which provides for up to $600,000 in revolving loans for working capital, acquisitions, capital expenditures, investments and for other general corporate purposes, and for an additional $50,000 of availability for letters of credit, through September 30, 2008. The revolving loans bear interest between defined LIBOR plus 2.60% and defined LIBOR plus 3.75% .

The U.S. Credit Agreement is fully and unconditionally guaranteed on a joint and several basis by the Company’s domestic subsidiaries and contains a number of significant covenants that, among other things, restrict the Company’s ability to dispose of assets, incur additional indebtedness, repay other indebtedness, create liens on assets, make investments or acquisitions and engage in mergers or consolidations. The Company is also required to comply with specified financial and other tests and ratios, each as defined in the U.S. Credit Agreement, including: a ratio of current assets to current liabilities, a fixed charge coverage ratio, a ratio of debt to stockholders’ equity, a ratio of debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”), a ratio of domestic debt to domestic EBITDA, and a measurement of stockholders’ equity. A breach of these requirements would give rise to certain remedies under the agreement, the most severe of which is the termination of the agreement and acceleration of the amounts owed. As of December 31, 2005, the Company was in compliance with all covenants under the U.S. Credit Agreement, and the Company believes it will remain in compliance with such covenants for the foreseeable future. In making such determination, the Company has considered the current margin of compliance with the covenants and the expected future results of operations, working capital requirements, acquisitions, capital expenditures and investments in the U.S.

The U.S. Credit Agreement also contains typical events of default, including change of control, non-payment of obligations and cross-defaults to the Company’s other material indebtedness. Substantially all of the Company’s domestic assets not pledged as security under floor plan arrangements are subject to security interests granted to lenders under the U.S. Credit Agreement. As of December 31, 2005, outstanding borrowings and letters of credit under the U.S. Credit Agreement amounted to $272,000 and $13,500, respectively.

U.K. Credit Agreement

The Company’s subsidiaries in the U.K. (the “U.K. Subsidiaries”) are party to a credit agreement with the Royal Bank of Scotland dated February 28, 2003, as amended (the “U.K. Credit Agreement”), which provides for up to £65,000 in revolving and term loans to be used for acquisitions, working capital, and general corporate purposes. Revolving loans under the U.K. Credit Agreement have an original maturity of 90 days or less and bear interest between defined LIBOR plus 0.85% and defined LIBOR plus 1.25% . The U.K. Credit Agreement also provides for an additional seasonally adjusted overdraft line of credit up to a maximum of £15,000. Term loan capacity under the U.K. Credit Agreement was originally £10,000, which is reduced by £2,000 every six months. As of December 31, 2005, term loan capacity under the U.K. Credit Agreement amounted to £2,000. The remaining £55,000 of revolving loan capacity matures on March 31, 2007.

The U.K. Credit Agreement is fully and unconditionally guaranteed on a joint and several basis by the U.K. Subsidiaries, and contains a number of significant covenants that, among other things, restrict the ability of the U.K. Subsidiaries to pay dividends, dispose of assets, incur additional indebtedness, repay other indebtedness, create liens on assets, make investments or acquisitions and engage in mergers or consolidations. In addition, the U.K. Subsidiaries are required to comply with specified ratios and tests, each as defined in the U.K. Credit Agreement, including: a measurement of net worth, a debt to capital ratio, an EBITDA to interest expense ratio, a measurement of maximum capital expenditures, a debt to EBITDA ratio, and a fixed charge coverage ratio. A breach of these requirements would give rise to certain remedies under the agreement, the most severe of which is the termination of the agreement and acceleration of the amounts owed. As of December 31, 2005, the Company was in compliance with all covenants under the U.K. Credit Agreement, and the Company believes that it will remain in compliance with such covenants for the foreseeable future. In making such determination, the Company has considered the current margin of compliance with the covenants and the expected future results of operations, working capital requirements, acquisitions, capital expenditures and investments in the U.K.

The U.K. Credit Agreement also contains typical events of default, including change of control and non-payment of obligations. Substantially all of the U.K. Subsidiaries’ assets not pledged as security under floor plan arrangements are subject to security interests granted to lenders under the U.K. Credit Agreement. The U.K. Credit Agreement also has cross-default provisions that trigger a default in the event of an uncured default under other material indebtedness of the U.K. Subsidiaries. As of December 31, 2005, there were no outstanding borrowings under the U.K. Credit Agreement.

Senior Subordinated Notes

The Company has outstanding $300,000 aggregate principal amount of 9.625% Senior Subordinated Notes due 2012 (the “9.625% Notes”). The 9.625% Notes are unsecured senior subordinated notes and subordinate to all existing and future senior debt, including debt under the Company’s credit agreements and floor plan indebtedness. The 9.625% Notes are guaranteed by substantially all domestic subsidiaries on a senior subordinated basis. The Company can redeem all or some of the 9.625% Notes at its option beginning in 2007 at specified redemption prices. Upon a change of control, each holder of 9.625% Notes will be able to require the Company to repurchase all or some of the Notes at a redemption price of 101% of their principal amount. The 9.625% Notes also contain customary negative covenants and events of default. As of December 31, 2005, the Company was in compliance with all negative covenants and there were no events of default.

8.    Interest Rate Swaps

The Company is party to an interest rate swap agreement through January 2008 pursuant to which a notional $200,000 of its U.S. floating rate debt was exchanged for fixed rate debt. The swap was designated as a cash flow hedge of future interest payments of the LIBOR based U.S. floor plan borrowings. As of December 31, 2005, the Company expects approximately $310 associated with the swap to be recognized as a reduction of interest expense over the next twelve months.

9.    Commitments and Contingent Liabilities

From time to time, the Company is involved in litigation relating to claims arising in the normal course of business. Such issues may relate to litigation with customers, employment related lawsuits, class action lawsuits, purported class action lawsuits, and actions brought by governmental authorities. As of December 31, 2005, the Company is not party to any legal proceedings, including class action lawsuits to which it is a party, that, individually or in the aggregate, are reasonably expected to have a material adverse effect on the Company’s results of operations, financial condition or cash flows. However, the results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters could have a material adverse effect on the Company’s results of operations, financial condition or cash flows.

The Company has entered into an agreement with a third-party to jointly acquire and manage dealerships in Indiana, Illinois, Ohio, North Carolina and South Carolina. With respect to any joint venture relationship established pursuant to this agreement, the Company is required to repurchase its partner’s interest at the end of the five-year period following the date of formation of the joint venture relationship. Pursuant to this arrangement, the Company has entered into a joint venture agreement with respect to the Honda of Mentor dealership. The Company is required to repurchase its partners’ interest in this joint venture relationship in July 2008. The Company expects this payment to be approximately $2,700.

The Company typically leases its dealership facilities and corporate offices under non-cancelable operating lease agreements with expiration dates through 2060, including all option periods available to the Company. The Company’s lease arrangements typically allow for a base term with options for extension in the Company’s favor and include escalation clauses tied to the Consumer Price Index.

Minimum future rental payments required under non-cancelable operating leases in effect as of December 31, 2005 are as follows:

2006	$123,088
2007	118,887
2008	115,924
2009	112,724
2010	107,929
2011 and thereafter	1,031,254

$1,609,806

Rent expense for the years ended December 31, 2005, 2004 and 2003 amounted to $114,552, $90,121 and $71,934, respectively. A number of the dealership leases are with former owners who continue to operate the dealerships as employees of the Company or with other affiliated entities. Of the total rental payments, $10,206, $10,739 and $11,384, respectively, were made to related parties during 2005, 2004, and 2003, respectively (See Note 10).

As of December 31, 2005, the Company has available unused letter of credit capacity of approximately $36,480 under its U.S. Credit Agreement.

10.    Related Party Transactions

The Company currently is a tenant under a number of non-cancelable lease agreements with Automotive Group Realty, LLC and its subsidiaries (together “AGR”), which are subsidiaries of Penske Corporation. During the years ended December 31, 2005, 2004 and 2003, the Company paid $4,700, $5,590 and $5,884, respectively, to AGR under these lease agreements. In addition, during the years ended December 31, 2005, 2004 and 2003, the Company sold AGR real property and improvements for $43,874, $30,800 and $19,300, respectively, which were subsequently leased by AGR to the Company. There were no gains or losses associated with such sales. The sale of each parcel of property was valued at a price which was either independently confirmed by a third party appraiser or at the price for which the Company purchased the property from an independent third party. In addition, the Company sometimes pays and/or receives fees from Penske Corporation and its affiliates for services rendered in the normal course of business, including the transactions with AGR and reimbursements for payments made to third parties by Penske Corporation on the Company’s behalf. Payments made relating to services rendered reflect the provider’s cost or an amount mutually agreed upon by both parties, which the Company believes represent terms at least as favorable as those that could be obtained from an unaffiliated third party negotiated on an arm’s length basis.

The Company is also currently a tenant under a number of non-cancelable lease agreements with former owners who continue to operate the dealerships as employees of the Company or with other affiliated entities. A number of the lease agreements are with Samuel X. DiFeo and members of his family. Mr. DiFeo served as the Company’s President and Chief Operating Officer until March 8, 2006. In each of the years ended December 31, 2005, 2004 and 2003, the Company paid approximately $5,500 to Mr. DiFeo and his family under these lease agreements. The Company believes that when it entered into these transactions, their terms were at least as favorable as those that could be obtained from an unaffiliated third party negotiated on an arm’s length basis.

From time to time the Company enters into joint venture relationships in the ordinary course of business, pursuant to which it acquires dealerships together with other investors. The Company may also provide these ventures with working capital and other debt financing at costs that are based on the Company’s incremental borrowing rate. As of December 31, 2005, the Company’s joint venture relationships are as follows:

Ownership
Location	Dealerships	Interest

Fairfield, Connecticut	Mercedes-Benz, Audi, Porsche	92.90%(A)(C)
Edison, New Jersey	Ferrari	70.00%(C)
Tysons Corner, Virginia	Mercedes-Benz, Maybach,
	Audi, Porsche, Aston Martin	90.00%(B)(C)
Las Vegas, Nevada	Ferrari, Maserati	50.00%(D)
Mentor, Ohio	Honda	75.00%(C)
Munich, Germany	BMW, MINI	50.00%(D)
Frankfurt, Germany	Lexus, Toyota	50.00%(D)
Achen, Germany	Audi, Volkswagen, Lexus, Toyota	50.00%(D)
Mexico	Toyota	48.70%(D)
Mexico	Toyota	45.00%(D)

__________________________

(A)	An entity controlled by one of the Company’s directors (the “Investor”), owns a 7.8% interest in this joint venture which entitles the Investor to 20% of the operating profits of the joint venture. In addition, the Investor has an option to purchase up to a 20% interest in the joint venture for specified amounts.

(B)	Roger S. Penske, Jr. owns a 10% interest in this joint venture.

(C)	Entity is consolidated in the Company’s financial statements

(D)	Entity is accounted for under the equity method of accounting

11.    Stock-Based Compensation

During 2005, 2004 and 2003 the Company granted 362, 306 and 648 shares, respectively, of restricted common stock at no cost to participants under the Plan. The restricted stock entitles the participants to vote their respective shares and receive dividends. However, the shares are subject to forfeiture and are non-transferable, which restrictions lapse over a three to four year period from the grant date. The grant date fair value of the restricted stock is amortized to expense over the restriction period. During 2005 and 2004, the Company recorded $5,483 and $5,092 of deferred compensation expense related to the restricted stock, of which $6,551 remained unamortized at December 31, 2005.

During 2005, 2004 and 2003 the Company granted 30, 10 and 58 options to purchase shares of common stock, respectively. Presented below is a summary of the status of stock options held by eligible employees during 2005, 2004 and 2003:

	2005		2004		2003

Stock Options	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options outstanding at beginning of year	1,884	$8.17	3,012	$7.15	3,724	$7.11
Granted	30	14.86	10	12.35	58	8.39
Exercised	428	8.56	1,030	5.40	710	6.78
Forfeited	80	8.14	108	7.09	60	6.06
Options outstanding at end of year	1,406	$8.20	1,884	$8.17	3,012	$7.15

The following table summarizes the status of stock options outstanding and exercisable at January 1, 2005:

		Weighted	Weighted		Weighted
	Stock	Average	Average	Stock	Average
	Options	Remaining	Exercise	Options	Exercise
Range of Exercise Prices	Outstanding	Contractual Life	Price	Exercisable	Price

$3 to $6	490	4.4	$ 4.90	490	$ 4.90
6 to 16	916	3.98	9.96	916	9.96

	1,406			1,406

During 1999, the Company issued options to purchase 1,600 shares of common stock with an exercise price of $5.00 per share, the then fair value. As of December 31, 2005, 800 of such options remained outstanding.

12.    Stockholders’ Equity

Accumulated Other Comprehensive Income (Loss)

The components of accumulated other comprehensive income (loss) are as follows

			Unrealized
			Gain (Loss)	Accumulated
		Unrealized	on Derivative	Other
	Currency	Appreciation	Financial	Comprehensive
	Translation	of Investment	Instruments	Income (Loss)

Balance at December 31, 2002	$17,055	$—	$(11,020)	$6,035
Change	21,010	5,718	3,552	30,280

Balance at December 31, 2003	38,065	5,718	(7,468)	36,315
Change	26,284	(5,718)	582	21,148

Balance at December 31, 2004	64,349	—	(6,886)	57,463
Change	(39,473)	—	3,840	(35,633)

Balance at December 31, 2005	$24,876	$—	$(3,046)	$21,830

Other Transactions

On March 26, 2004, the Company sold an aggregate of 8,100 shares of common stock to Mitsui & Co., Ltd. and Mitsui & Co. (U.S.A.), Inc. for $119,435, or $14.75 per share. The proceeds of the sale were used for general corporate purposes, which included reducing outstanding indebtedness under the Company’s credit agreements.

13.    Income Taxes

The income tax provision relating to income from continuing operations consisted of the following:

	Year Ended December 31,
	2005	2004		2003
Current:
Federal	$23,866	$18,935		$10,864
State and local	4,591	4,739		4,942
Foreign	24,184	16,697		10,025
Total current	52,641	40,371		25,831

Deferred:
Federal	17,017	19,988		20,203
State and local	3,587	4,049		3,930
Foreign	(3,223)	3,331		2,481

Total deferred	17,381	27,368		26,614

Income tax provision relating to continuing operations	$70,022	$67,739	$	$ 52,445

The income tax provision relating to income from continuing operations varied from the U.S. federal statutory income tax rate due to the following:

	Year Ended December 31,
	2005	2004		2003

Income tax provision relating to continuing operations at federal statutory rate of 35%	$67,534	$63,736	$	$ 46,467
State and local income taxes, net of federal benefit	5,319	5,708		5,643
Other	(2,831)	(1,705)		335

Income tax provision relating to continuing operations before extraordinary item	$70,022	$67,739	$	$ 52,445

The components of deferred tax assets and liabilities at December 31, 2005 and 2004 were as follows:
	2005			2004

Deferred Tax Assets
Accrued liabilities	$27,952			$25,760
Net operating loss carryforwards	5,508			3,524
Interest rate swap	3,673			8,560
Other	220			218

Total deferred tax assets	37,353			38,062
Valuation allowance	(4,119)			(1,080)

Net deferred tax assets	33,234			36,982

Deferred Tax Liabilities
Depreciation and amortization	(120,507)			(105,062)
Partnership investments	(16,644)			(16,416)
Other	(4,079)			(29)

Total deferred tax liabilities	(141,230)			(121,507)

Net deferred tax liabilities	$(107,996)			$(84,525)

The Company does not provide for federal income taxes or tax benefits relating to the undistributed earnings or losses of its foreign subsidiaries. It is the Company’s belief that such earnings will be indefinitely reinvested in the companies that produced them. At December 31, 2005, the Company had not provided federal income taxes on a total of $185,595 of earnings of individual foreign subsidiaries. If these earnings were remitted as dividends, the Company would be subject to U.S. income taxes and certain foreign withholding taxes.

At December 31, 2005, the Company has $97,851 of state net operating loss carryforwards that expire at various dates through 2025 and German net operating carryforwards of $1,865 that will not expire.

A valuation allowance of $3,427 has been recorded against the state net operating loss carryforwards and a valuation allowance of $692 has been recorded against the German net operating loss carryforwards.

14.    Segment Information

The Company operates in one reportable segment. The Company’s operations (i) have similar economic characteristics (all are automobile dealerships), (ii) offer similar products and services (all sell new and used vehicles, service, parts and third-party finance and insurance products), (iii) have similar target markets and customers (generally individuals) and (iv) have similar distribution and marketing practices (all distribute products and services through dealership facilities that market to customers in similar fashions). The following table presents certain data by geographic area:

	Year Ended December 31,

	2005	2004	2003
Sales to external customers:
United States	$7,174,948	$6,348,587	$5,752,851
Foreign	2,922,592	2,500,674	1,614,037

Total sales to external customers	$10,097,540	$8,849,261	$7,366,888

Long-lived assets, net:
United States	361,825	319,415
Foreign	145,312	140,556

Total long-lived assets	$507,137	$459,971

The Company’s foreign operations are predominantly based in the United Kingdom.

15. Summary of Quarterly Financial Data (Unaudited)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

2005(1)(2)
Total revenues	$2,373,613	$2,613,933	$2,675,289	$2,434,705
Gross profit	362,490	390,558	396,893	381,595
Net income	22,892	33,196	32,764	30,121
Diluted earnings per share	$0.25	$0.36	$0.35	$0.32

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

2004(1)(2)
Total revenues	$2,059,334	$2,150,347	$2,377,074	$2,262,506
Gross profit	307,621	315,439	341,478	350,686
Net income	20,204	33,003	32,365	26,115
Diluted earnings per share	$0.24	$0.36	$0.35	$0.28
_______________________

(1)	As discussed in Note 3, the Company has treated the operations of certain entities as discontinued operations. The results for all periods have been restated to reflect such treatment.

(2)	Per share amounts are calculated independently for each of the quarters presented. The sum of the quarters may not equal the full year per share amounts due to rounding.

16.    Subsequent Event — Convertible Note Offering and Share Repurchase

On January 31, 2006, the Company issued $375,000 of 3.50% senior subordinated convertible notes due 2026 (the “Convertible Notes”) and related guarantees (the “Guarantees” and, together with the Convertible Notes, the “Securities”) in a private offering (the “Offering”) to qualified institutional buyers under Rule 144A of the Securities Act of 1933. The Securities bear interest at an annual rate of 3.50% . Interest is payable semiannually on April 1 and October 1 of each year, beginning on October 1, 2006. The Securities mature on April 1, 2026, unless earlier converted, redeemed or purchased by the Company. The Securities are unsecured senior subordinated obligations and are guaranteed on an unsecured senior subordinated basis by the Company’s existing wholly owned domestic subsidiaries.

Holders may convert the Securities based on a conversion rate of 42.2052 shares of common stock per $1,000 principal amount of the Securities (which is equal to an initial conversion price of approximately $23.69 per share), subject to adjustment, only under the following circumstances: (1) if the closing price of the common stock reaches, or the trading price of the Securities falls below, specific thresholds, (2) if the Securities are called for redemption, (3) if specified distributions to holders of common stock are made or specified corporate transactions occur, (4) if a fundamental change occurs, or (5) during the ten trading days prior to, but excluding, the maturity date. Upon conversion of the Securities, in lieu of shares of common stock, for each $1,000 principal amount of the Securities, a holder will receive an amount in cash equal to the lesserof (i) $1,000 or (ii) the conversion value, determined in the manner set forth in the related indenture (the “Indenture”), of the number of shares of common stock equal to the conversion rate. If the conversion value exceeds $1,000, the Company will also deliver, at its election, cash or common stock or a combination of cash and common stock with respect to the remaining value deliverable upon conversion. If a Holder elects to convert its Securities in connection with certain events that constitute a change of control on or before April 6, 2011, the Company will pay, to the extent described in the Indenture, a make-whole premium by increasing the conversion rate applicable to such Securities.

In addition, the Company will pay contingent interest in cash with respect to any six-month period from April 1 to September 30 and from October 1 to March 31, commencing with the six-month period beginning on April 1, 2011 and ending on September 30, 2011, if the average trading price of a Security for the five trading days ending on the third trading day immediately preceding the first day of the relevant six-month period equals 120% or more of the principal amount of the Security. On or after April 6, 2011, the Company may redeem the Securities, in whole at any time or in part from time to time, for cash at a redemption price of 100% of the principal amount of the Securities to be redeemed, plus any accrued and unpaid interest to the applicable redemption date. Holders of the Securities may require the Company to purchase all or a portion of their Securities for cash on each of April 1, 2011, April 1, 2016 and April 1, 2021 at a purchase price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, to, the applicable purchase date. In addition, if the Company experiences certain fundamental change events specified in the Indenture, holders of the Securities will have the option to require the Company to purchase for cash all or a portion of their Securities, subject to specified exceptions, at a price equal to 100% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the fundamental change purchase date.

In connection with the Offering, the Company agreed to file with the Securities and Exchange Commission within 120 days after the date of original issuance of the Securities a shelf registration statement (the “Shelf Registration Statement”) to register resales of the Securities and the shares of common stock issuable upon conversion of the Securities. The Company will use its commercially reasonable efforts to (i) cause such Shelf Registration Statement to become effective within 210 days after the original issuance of the Securities and (ii) to keep the Shelf Registration Statement effective until the earlier of (1) two years from the date the Shelf Registration Statement is declared effective by the SEC, (2) the sale pursuant to the Shelf Registration Statement of the Securities and all of the shares of common stock issuable upon conversion of the Securities, and (3) the date when the holders, other than the holders that are “affiliates,” of the Securities and the common stock issuable upon conversion of the Securities are able to sell or transfer all such securities immediately without restriction pursuant to Rule 144 (or any similar provision then in force) under the Securities Act. If the Company fails to comply with its obligations to register the Securities and the common stock issuable upon conversion of the Securities, the registration statement does not become effective within the specified time period, or the shelf registration statement ceases to be effective or fails to be usable for certain periods of time, in each case subject to certain exceptions provided in the registration rights agreement, the Company will be required to pay additional interest, subject to some limitations, to the holders of the Securities.

In connection with the Offering, the Company repurchased 1,000,000 shares of its outstanding common stock on January 26, 2006 for $18,960, or $18.955 per share.

17.    Condensed Consolidating Financial Information

The following tables include condensed consolidating financial information as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004, and 2003 for United Auto Group, Inc.'s (as the issuer of the 9.625% Notes), wholly-owned subsidiary guarantors, non-wholly owned subsidiaries, and non-guarantor subsidiaries (primarily representing foreign entities). The condensed consolidating financial information includes certain allocations of balance sheet, income statement and cash flow items which are not necessarily indicative of the financial position, results of operations or cash flows of these entities on a stand-alone basis.

CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2005

					Non-Wholly Owned Guarantor Subsidiaries
	Total Company	Eliminations	United Auto Group, Inc.	Guarantor Subsidiaries	HBL LLC	UAG Connecticut I, LLC	UAG Mentor Acquisition LLC	UAG Central NJ, LLC	Non- Guarantor Subsidiaries

	(In Thousands)

Cash and cash equivalents	$8,957	$-	$4,365	$-	$-	$1,127	$394	$2,540	$531
Accounts receivable, net	413,431	(42,810)	42,810	280,795	11,489	7,117	2,852	1,032	110,146
Inventories, net	1,219,735	-	-	749,409	33,029	19,941	6,272	2,184	408,900
Other current assets	50,865	-	5,118	21,782	467	42	6	-	23,450
Assets held for sale	189,373	-	-	179,126	-	-	-	-	10,247
Total current assets	1,882,361	(42,810)	52,293	1,231,112	44,985	28,227	9,524	5,756	553,274
Property and equipment, net	423,513	-	4,297	249,725	5,929	2,932	1,859	3,660	155,111
Intangible assets	1,204,675	-	-	853,041	68,281	20,738	3,722	-	258,893
Other assets	83,624	(1,066,353)	1,093,522	11,681	83	1	-	-	44,690
Total assets	$3,594,173	$(1,109,163)	$1,150,112	$2,345,559	$119,278	$51,898	$15,105	$9,416	$1,011,968

Floor plan notes payable	$841,911	$-	$-	$532,020	$14,045	$6,725	$6,156	$-	$282,965
Floor plan notes
payable - non-trade	331,009	-	-	231,081	15,154	12,000	-	2,486	70,288
Accounts payable	207,426	-	3,874	87,902	6,941	1,393	676	2,532	104,108
Accrued expenses	174,157	(42,810)	506	1,522	29,933	13,952	2,040	715	168,299
Current portion of
long-term debt	3,551	-	-	3,551	-	-	-	-	-
Liabilities held for sale	106,710	-	-	96,099	-	-	-	-	10,611
Total current liabilities	1,664,764	(42,810)	4,380	952,175	66,073	34,070	8,872	5,733	636,271
Long-term debt	576,690	-	-	334,950	63,151	21,361	3,842	3,096	150,290
Other long-term liabilities	206,987	-	-	191,033	10,638	548	4,059	176	533
Total liabilities	2,448,441	(42,810)	4,380	1,478,158	139,862	55,979	16,773	9,005	787,094
Total stockholders' equity	1,145,732	(1,066,353)	1,145,732	867,401	(20,584)	(4,081)	(1,668)	411	224,874
Total liabilities and stockholders' equity	$3,594,173	$(1,109,163)	$1,150,112	$2,345,559	$119,278	$51,898	$15,105	$9,416	$1,011,968

CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2004

					Non-Wholly Owned Guarantor Subsidiaries

	Guarantor Company	Eliminations	United Auto Group, Inc.	Guarantor Subsidiaries	HBL LLC	UAG Connecticut I LLC	UAG Mentor Acquisition LLC	UAG Central NJ, LLC	Non- Guarantor Subsidiaries

	(In Thousands)
Cash and cash equivalents	$23,547	$-	$19,336	$-	$-	$1,424	$125	$-	$2,662
Accounts receivable, net	340,116	(34,404)	34,404	224,440	10,463	5,441	2,505	588	96,679
Inventories, net	1,168,151	-	-	670,844	26,085	31,523	5,085	2,996	431,618
Other current assets	42,765	-	4,589	20,841	547	12	4	-	16,772
Assets held for sale	305,578	-	-	284,585	-	-	-	-	20,993
Total current assets	1,880,157	(34,404)	58,329	1,200,710	37,095	38,400	7,719	3,584	568,724
Property and equipment, net	373,095	-	3,788	198,629	6,041	2,417	1,815	3,813	156,592
Intangible assets	1,192,673	-	-	801,779	68,281	20,738	3,722	-	298,153
Other assets	86,876	(979,149)	1,018,225	24,127	9	234	-	-	23,430
Total assets	$3,532,801	$(1,013,553)	$1,080,342	$2,225,245	$111,426	$61,789	$13,256	$7,397	$1,046,899

Floor plan notes payable	$798,148	$-	$-	$470,174	$9,867	$14,423	$4,779	$-	$298,905
Floor plan notes payable - non-trade	313,368	-	-	216,704	12,461	13,816	-	2,495	67,892
Accounts payable	209,025	-	5,186	84,857	6,873	1,819	321	1,430	108,539
Accrued expenses	184,183	(34,404)	121	38,487	24,695	11,637	1,921	259	141,467
Current portion of long-term debt	11,367	-	-	938	-	-	-	-	10,429
Liabilities held for sale	187,638	-	-	169,673	-	-	-	-	17,965
Total current liabilities	1,703,729	(34,404)	5,307	980,833	53,896	41,695	7,021	4,184	645,197
Long-term debt	574,933	-	-	324,463	63,151	21,361	3,842	3,021	159,095
Other long-term liabilities	179,104	-	-	163,315	10,946	1,028	3,386	58	371
Total liabilities	2,457,766	(34,404)	5,307	1,468,611	127,993	64,084	14,249	7,263	804,663

Total stockholders' equity	1,075,035	(979,149)	1,075,035	756,634	(16,567)	(2,295)	(993)	134	242,236
Total liabilities and stockholders' equity	$3,532,801	$(1,013,553)	$1,080,342	$2,225,245	$111,426	$61,789	$13,256	$7,397	$1,046,899

CONDENSED CONSOLIDATING STATEMENT OF INCOME
Year Ended December 31, 2005

					Non-Wholly Owned Guarantor Subsidiaries
	Total Company	Eliminations	United Auto Group, Inc.	Guarantor Subsidiaries	HBL LLC	UAG Connecticut I, LLC	UAG Mentor Acquisition LLC	UAG Central NJ, LLC	Non- Guarantor Subsidiaries

	(In Thousands)
Revenues	$10,097,540	$-	$-	$6,356,028	$258,010	$157,184	$54,397	$36,949	$3,234,972
Cost of sales	8,566,004	-	-	5,375,035	208,392	130,543	47,479	32,195	2,772,360
Gross profit	1,531,536	-	-	980,993	49,618	26,641	6,918	4,754	462,612
Selling, general, and administrative expenses	1,199,847	-	14,128	757,606	39,271	21,323	5,648	3,302	358,569
Depreciation and amortization	38,800	-	1,438	22,386	934	483	204	273	13,082
Operating income (loss)	292,889	-	(15,566)	201,001	9,413	4,835	1,066	1,179	90,961
Floor plan interest expense	(50,941)	-	-	(33,721)	(1,120)	(1,111)	(227)	(97)	(14,665)
Other interest expense	(48,995)	-	-	(30,550)	(3,967)	(1,331)	(1,139)	(461)	(11,547)
Equity in earnings of subsidiaries	-	(219,007)	219,007	-	-	-	-	-	-

Income (loss) from continuing operations before income taxes and minority interests	192,953	(219,007)	203,441	136,730	4,326	2,393	(300)	621	64,749
Income taxes	(70,022)	87,491	(81,340)	(53,045)	(1,658)	(935)	113	(227)	(20,421)
Minority interests	(1,814)	-	-	(1,137)	(267)	(292)	-	(118)	-
Income (loss) from continuing operations	121,117	(131,516)	122,101	82,548	2,401	1,166	(187)	276	44,328
Loss from discontinued operations, net of tax	(2,144)	-	-	(1,098)	-	-	-	-	(1,046)
Net income (loss)	$118,973	$(131,516)	$122,101	$81,450	$2,401	$1,166	$(187)	$276	$43,282

CONSOLIDATING CONDENSED STATEMENT OF INCOME
Year Ended December 31, 2004

					Non-Wholly Owned Guarantor Subsidiaries

	Total Company	Eliminations	United Auto Group, Inc.	Guarantor Subsidiaries	HBL LLC	UAG Connecticut I, LLC	UAG Mentor Acquisition LLC	Central NJ, UAG LLC	Non- Guarantor Subsidiaries

	(In Thousands)
Revenues	$8,849,261	$-	$-	$5,573,526	$252,646	$158,725	$51,926	$14,017	$2,798,421
Cost of sales	7,534,037	-	-	4,736,010	208,882	134,072	45,566	12,173	2,397,334
Gross profit	1,315,224	-	-	837,516	43,764	24,653	6,360	1,844	401,087
Selling, general, and administrative expenses	1,020,720	-	12,640	647,693	34,270	19,163	5,373	1,423	300,158
Depreciation and amortization	37,538	-	818	19,742	1,740	483	203	86	14,466
Operating income (loss)	256,966	-	(13,458)	170,081	7,754	5,007	784	335	86,463
Floor plan interest expense	(43,691)	-	-	(30,820)	(699)	(734)	(159)	(24)	(11,255)
Other interest expense	(42,641)	-	-	(26,966)	(3,997)	(768)	(1,039)	(164)	(9,707)
Other income	11,469	-	-	-	-	-	-	-	11,469
Equity in earnings of subsidiaries	-	(202,177)	202,177	-	-	-	-	-	-
Income (loss) from continuing operations before income taxes and minority interests	182,103	(202,177)	188,719	112,295	3,058	3,505	(414)	147	76,970
Income taxes	(67,739)	84,202	(78,500)	(45,827)	(1,322)	(1,490)	146	(55)	(24,893)
Minority interests	(2,047)	-	-	(942)	(174)	(403)	-	(28)	(500)
Income (loss) from continuing operations	112,317	(117,975)	110,219	65,526	1,562	1,612	(268)	64	51,577
Loss from discontinued operations, net of tax	(630)	-	-	(93)	-	-	-	-	(537)
Net income (loss)	$111,687	$(117,975)	$110,219	$65,433	$1,562	$1,612	$(268)	$64	$51,040

CONSOLIDATING CONDENSED STATEMENT OF INCOME
Year Ended December 31, 2003

					Non-Wholly Owned Guarantor Subsidiaries
	Total Company	Eliminations	Untied Auto Group, Inc.	Guarantor Subsidiaries	HBL LLC	UAG Connecticut I, LLC	UAG Mentor Acquisition LLC	Non- Guarantor Subsidiaries

	(In Thousands)
Revenues	$7,366,888	$-	$-	$5,076,087	$233,173	$159,226	$52,235	$1,846,167
Cost of sales	6,289,669	-	-	4,321,764	195,753	134,991	45,672	1,591,489
Gross profit	1,077,219	-	-	754,323	37,420	24,235	6,563	254,678
Selling, general, and administrative expenses	837,592	-	12,686	580,779	26,829	18,044	5,398	193,856
Depreciation and amortization	26,706	-	783	18,223	494	445	155	6,606
Operating income (loss)	212,921	-	(13,469)	155,321	10,097	5,746	1,010	54,216
Floor plan interest expense	(37,732)	-	-	(29,806)	(545)	(650)	(131)	(6,600)
Other interest expense	(42,426)	-	-	(29,537)	(2,392)	(708)	(562)	(9,227)
Equity in earnings of subsidiaries	-	(198,932)	198,932	-	-	-	-	-
Income (loss) from continuing operations before income taxes, minority interests and cumulative effect of accounting change	132,763	(198,932)	185,463	95,978	7,160	4,388	317	38,389
Income taxes	(52,445)	84,148	(78,451)	(41,590)	(3,029)	(1,856)	(134)	(11,533)
Minority interests	(2,272)	-	-	(1,353)	(413)	(506)	-	-
Income (loss) from continuing operations before cumulative effect of accounting change	78,046	(114,784)	107,012	53,035	3,718	2,026	183	26,856
Loss from discontinued operations, net of tax	7,941	-	1,908	7,892	-	-	-	(1,859)
Income (loss) before cumulative effect of accounting change	85,987	(114,784)	108,920	60,927	3,718	2,026	183	24,997
Cumulative effect of accounting change, net of tax	(3,058)	-	-	(3,014)	-	-	(44)	-
Net income (loss)	$82,929	$(114,784)	$108,920	$57,913	$3,718	$2,026	$139	$24,997

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
Year Ended December 31, 2005

				Non-Wholly Owned Guarantor Subsidiaries
	Total Company	United Auto Group, Inc.	Guarantor Subsidiaries	HBL LLC	UAG Connecticut I, LLC	UAG Mentor Acquisition LLC	UAG Central NJ, LLC	Non- Guarantor Subsidiaries

	(In Thousands)
Net cash from continuing operating activities	$174,734	$(13,024)	$132,353	$4,542	$5,680	$1,004	$2,594	$41,585
Investing Activities:
Purchase of property and equipment	(218,952)	(1,947)	(134,978)	(822)	(5,801)	(248)	(120)	(75,036)
Proceeds from sale - leaseback transactions	118,470	-	65,620	-	4,803	-	-	48,047
Dealership acquisitions, net	(126,879)	-	(107,084)	-	-	-	-	(19,795)
Net cash from continuing investing activities	(227,361)	(1,947)	(176,442)	(822)	(998)	(248)	(120)	(46,784)

Financing Activities:
Net borrowings (repayments) of long-term debt	2,381	17,366	1,441	-	-	-	75	(16,501)
Floor plan notes payable - non-trade	17,641	-	14,377	2,693	(1,816)	-	(9)	2,396
Proceeds from exercise of options including excess tax benefit	3,478	3,478	-	-	-	-	-	-
Distributions from (to) parent	-	-	(3,718)	(6,413)	(3,163)	(487)	-	13,781
Dividends	(20,844)	(20,844)	-	-	-	-	-	-
Net cash from continuing financing activities	2,656	-	12,100	(3,720)	(4,979)	(487)	66	(324)
Net cash from discontinued operations	35,381	-	31,989	-	-	-	-	3,392
Net change in cash and cash equivalents	(14,590)	(14,971)	-	-	(297)	269	2,540	(2,131)
Cash and cash equivalents, beginning of period	23,547	19,336	-	-	1,424	125	-	2,662
Cash and cash equivalents, end of period	$8,957	$4,365	$-	$-	$1,127	$394	$2,540	$531

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
Year Ended December 31, 2004

				Non-Wholly Owned Guarantor Subsidiaries
	Total Company	United Auto Group, Inc.	Guarantor Subsidiaries	HBL LLC	UAG Connecticut I, LLC	UAG Mentor Acquisition LLC	UAG Central NJ, LLC	Non- Guarantor Subsidiaries

	(In Thousands)
Net cash from continuing operating activities	$275,734	$11,442	$171,084	$12,500	$1,311	$6,247	$(1,687)	$74,837
Investing Activities:
Purchase of property and equipment	(227,297)	(371)	(96,922)	(21,009)	(2,280)	(92)	(3,899)	(102,724)
Proceeds from sale - leaseback transactions	149,076	-	65,893	37,154	2,967	-	-	43,062
Dealership acquisitions, net	(210,018)	-	(153,070)	-	-	-	-	(56,948)
Proceeds from sale of investment	13,566	-	-	-	-	-	-	13,566
Net cash from continuing investing activities	(274,673)	(371)	(184,099)	16,145	687	(92)	(3,899)	(103,044)

Financing Activities:
Net borrowings (repayments) of long-term debt	(74,250)	(107,022)	72,745	(12,731)	-	-	3,021	(30,263)
Floor plan notes payable - non-trade	(55,671)	-	(46,608)	(6,679)	1,452	(5,926)	2,495	(405)
Proceeds from issuance of stock, net	125,433	125,433	-	-	-	-	-	-
Distributions from (to) parent	-	-	(43,776)	(10,481)	(2,670)	(189)	70	57,046
Dividends	(18,411)	(18,411)	-	-	-	-	-	-
Net cash from continuing financing activities	(22,899)	-	(17,639)	(29,891)	(1,218)	(6,115)	5,586	26,378
Net cash from discontinued operations	27,389	-	27,565	-	-	-	-	(176)
Net change in cash and cash equivalents	5,551	11,071	(3,089)	(1,246)	780	40	-	(2,005)
Cash and cash equivalents, beginning of period	17,996	8,265	3,089	1,246	644	85	-	4,667
Cash and cash equivalents, end of period	$23,547	$19,336	$-	$-	$1,424	$125	$-	$2,662

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
Year Ended December 31, 2003

				Non-Wholly Owned Guarantor Subsidiaries
	Total Company	United Auto Group, Inc.	Guarantor Subsidiaries	HBL LLC	UAG Connecticut I, LLC	UAG Mentor Acquisition LLC	Non- Guarantor Subsidiaries

	(In Thousands)
Net cash from continuing operating activities	$70,478	$9,097	$41,475	$4,015	$10,038	$(1,125)	$6,978
Investing Activities:
Purchase of property and equipment	(194,638)	(832)	(115,471)	(18,004)	(1,110)	(1,491)	(57,730)
Proceeds from sale - leaseback transactions	133,373	-	99,573	-	-	-	33,800
Dealership acquisitions, net	(137,941)	-	(100,032)	-	-	-	(37,909)
Net cash from continuing investing activities	(199,206)	(832)	(115,930)	(18,004)	(1,110)	(1,491)	(61,839)

Financing Activities:
Net borrowings (repayments) of long-term debt	(25,511)	(5,789)	(68,022)	12,731	-	-	35,569
Floor plan notes payable - non-trade	119,496	-	88,531	9,145	(5,882)	2,766	24,936
Proceeds from exercise of options including excess tax benefit	9,907	9,907	-	-	-	-	-
Distributions from (to) parent	-	-	10,762	(6,641)	(2,856)	(65)	(1,200)
Dividends	(4,118)	(4,118)	-	-	-	-	-
Net cash from continuing financing activities	99,774	-	31,271	15,235	(8,738)	2,701	59,305
Net cash from discontinued operations	35,065	-	34,842	-	-	-	223
Net change in cash and cash equivalents	6,111	8,265	(8,342)	1,246	190	85	4,667
Cash and cash equivalents, beginning of period	11,885	-	11,431	-	454	-	-
Cash and cash equivalents, end of period	$17,996	$8,265	$3,089	$1,246	$644	$85	$4,667

The following tables include condensed consolidating financial information as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004, and 2003 for United Auto Group, Inc.'s (as the issuer of the Convertible Notes), guarantor subsidiaries and non-guarantor subsidiaries (primarily representing foreign entities). The condensed consolidating financial information includes certain allocations of balance sheet, income statement and cash flow items which are not necessarily indicative of the financial position, results of operations or cash flows of these entities on a stand-alone basis.

CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2005

	Total Company	Eliminations	United Auto Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries

	(In Thousands)

Cash and cash equivalents	$8,957	$-	$4,365	$-	$4,592
Accounts receivable, net	413,431	(42,810)	42,810	280,795	132,636
Inventories, net	1,219,735	-	-	749,409	470,326
Other current assets	50,865	-	5,118	21,782	23,965
Assets held for sale	189,373	-	-	179,126	10,247
Total current assets	1,882,361	(42,810)	52,293	1,231,112	641,766
Property and equipment, net	423,513	-	4,297	249,725	169,491
Intangible assets	1,204,675	-	-	853,041	351,634
Other assets	83,624	(1,066,353)	1,093,522	11,681	44,774
Total assets	$3,594,173	$(1,109,163)	$1,150,112	$2,345,559	$1,207,665

Floor plan notes payable	$841,911	$-	$-	$532,020	$309,891
Floor plan notes payable - non-trade	331,009	-	-	231,081	99,928
Accounts payable	207,426	-	3,874	87,902	115,650
Accrued expenses	174,157	(42,810)	506	1,522	214,939
Current portion of long-term debt	3,551	-	-	3,551	-
Liabilities held for sale	106,710	-	-	96,099	10,611
Total current liabilities	1,664,764	(42,810)	4,380	952,175	751,019
Long-term debt	576,690	-	-	334,950	241,740
Other long-term liabilities	206,987	-	-	191,033	15,954
Total liabilities	2,448,441	(42,810)	4,380	1,478,158	1,008,713
Total stockholders' equity	1,145,732	(1,066,353)	1,145,732	867,401	198,952
Total liabilities and stockholders' equity	$3,594,173	$(1,109,163)	$1,150,112	$2,345,559	$1,207,665

CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2004

	Guarantor Company	Eliminations	United Auto Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries

	(In Thousands)
Cash and cash equivalents	$23,547	$-	$19,336	$-	$4,211
Accounts receivable, net	340,116	(34,404)	34,404	224,440	115,676
Inventories, net	1,168,151	-	-	670,844	497,307
Other current assets	42,765	-	4,589	20,841	17,335
Assets held for sale	305,578	-	-	284,585	20,993
Total current assets	1,880,157	(34,404)	58,329	1,200,710	655,522
Property and equipment, net	373,095	-	3,788	198,629	170,678
Intangible assets	1,192,673	-	-	801,779	390,894
Other assets	86,876	(979,149)	1,018,225	24,127	23,673
Total assets	$3,532,801	$(1,013,553)	$1,080,342	$2,225,245	$1,240,767

Floor plan notes payable	$798,148	$-	$-	$470,174	$327,974
Floor plan notes payable - non-trade	313,368	-	-	216,704	96,664
Accounts payable	209,025	-	5,186	84,857	118,982
Accrued expenses	184,183	(34,404)	121	38,487	179,979
Current portion of long-term debt	11,367	-	-	938	10,429
Liabilities held for sale	187,638	-	-	169,673	17,965
Total current liabilities	1,703,729	(34,404)	5,307	980,833	751,993
Long-term debt	574,933	-	-	324,463	250,470
Other long-term liabilities	179,104	-	-	163,315	15,789
Total liabilities	2,457,766	(34,404)	5,307	1,468,611	1,018,252

Total stockholders' equity	1,075,035	(979,149)	1,075,035	756,634	222,515
Total liabilities and stockholders' equity	$3,532,801	$(1,013,553)	$1,080,342	$2,225,245	$1,240,767

CONDENSED CONSOLIDATING STATEMENT OF INCOME
Year Ended December 31, 2005

	Total Company	Eliminations	United Auto Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries

	(In Thousands)
Revenues	$10,097,540	$-	$-	$6,356,028	$3,741,512
Cost of sales	8,566,004	-	-	5,375,035	3,190,969
Gross profit	1,531,536	-	-	980,993	550,543
Selling, general, and administrative expenses	1,199,847	-	14,128	757,606	428,113
Depreciation and amortization	38,800	-	1,438	22,386	14,976
Operating income (loss)	292,889	-	(15,566)	201,001	107,454
Floor plan interest expense	(50,941)	-	-	(33,721)	(17,220)
Other interest expense	(48,995)	-	-	(30,550)	(18,445)
Equity in earnings of subsidiaries	-	(219,007)	219,007	-	-

Income (loss) from continuing operations before income taxes and minority interests	192,953	(219,007)	203,441	136,730	71,789
Income taxes	(70,022)	87,491	(81,340)	(53,045)	(23,128)
Minority interests	(1,814)	-	-	(1,137)	(677)
Income (loss) from continuing operations	121,117	(131,516)	122,101	82,548	47,984
Loss from discontinued operations, net of tax	(2,144)	-	-	(1,098)	(1,046)
Net income (loss)	$118,973	$(131,516)	$122,101	$81,450	$46,938

CONSOLIDATING CONDENSED STATEMENT OF INCOME
Year Ended December 31, 2004

	Total Company	Eliminations	United Auto Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries

	(In Thousands)
Revenues	$8,849,261	$-	$-	$5,573,526	$3,275,735
Cost of sales	7,534,037	-	-	4,736,010	2,798,027
Gross profit	1,315,224	-	-	837,516	477,708
Selling, general, and administrative expenses	1,020,720	-	12,640	647,693	360,387
Depreciation and amortization	37,538	-	818	19,742	16,978
Operating income (loss)	256,966	-	(13,458)	170,081	100,343
Floor plan interest expense	(43,691)	-	-	(30,820)	(12,871)
Other interest expense	(42,641)	-	-	(26,966)	(15,675)
Other income	11,469	-	-	-	11,469
Equity in earnings of subsidiaries	-	(202,177)	202,177	-	-
Income (loss) from continuing operations before income taxes and minority interests	182,103	(202,177)	188,719	112,295	83,266
Income taxes	(67,739)	84,202	(78,500)	(45,827)	(27,614)
Minority interests	(2,047)	-	-	(942)	(1,105)
Income (loss) from continuing operations	112,317	(117,975)	110,219	65,526	54,547
Loss from discontinued operations, net of tax	(630)	-	-	(93)	(537)
Net income (loss)	$111,687	$(117,975)	$110,219	$65,433	$54,010

CONSOLIDATING CONDENSED STATEMENT OF INCOME
Year Ended December 31, 2003

	Total Company	Eliminations	Untied Auto Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries

	(In Thousands)
Revenues	$7,366,888	$-	$-	$5,076,087	$2,290,801
Cost of sales	6,289,669	-	-	4,321,764	1,967,905
Gross profit	1,077,219	-	-	754,323	322,896
Selling, general, and administrative expenses	837,592	-	12,686	580,779	244,127
Depreciation and amortization	26,706	-	783	18,223	7,700
Operating income (loss)	212,921	-	(13,469)	155,321	71,069
Floor plan interest expense	(37,732)	-	-	(29,806)	(7,926)
Other interest expense	(42,426)	-	-	(29,537)	(12,889)
Equity in earnings of subsidiaries	-	(198,932)	198,932	-	-
Income (loss) from continuing operations before income taxes, minority interests and cumulative effect of accounting change	132,763	(198,932)	185,463	95,978	50,254
Income taxes	(52,445)	84,148	(78,451)	(41,590)	(16,552)
Minority interests	(2,272)	-	-	(1,353)	(919)
Income (loss) from continuing operations before cumulative effect of accounting change	78,046	(114,784)	107,012	53,035	32,783
Loss from discontinued operations, net of tax	7,941	-	1,908	7,892	(1,859)
Income (loss) before cumulative effect of accounting change	85,987	(114,784)	108,920	60,927	30,924
Cumulative effect of accounting change, net of tax	(3,058)	-	-	(3,014)	(44)
Net income (loss)	$82,929	$(114,784)	$108,920	$57,913	$30,880

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
Year Ended December 31, 2005

	Total Company	United Auto Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries

	(In Thousands)
Net cash from continuing operating activities	$174,734	$(13,024)	$132,353	$55,405
Investing Activities:
Purchase of property and equipment	(218,952)	(1,947)	(134,978)	(82,027)
Proceeds from sale - leaseback transactions	118,470	-	65,620	52,850
Dealership acquisitions, net	(126,879)	-	(107,084)	(19,795)
Net cash from continuing investing activities	(227,361)	(1,947)	(176,442)	(48,972)

Financing Activities:
Net borrowings (repayments) of long-term debt	2,381	17,366	1,441	(16,426)
Floor plan notes payable - non-trade	17,641	-	14,377	3,264
Proceeds from exercise of options including excess tax benefit	3,478	3,478	-	-
Distributions from (to) parent	-	-	(3,718)	3,718
Dividends	(20,844)	(20,844)	-	-
Net cash from continuing financing activities	2,656	-	12,100	(9,444)
Net cash from discontinued operations	35,381	-	31,989	3,392
Net change in cash and cash equivalents	(14,590)	(14,971)	-	381
Cash and cash equivalents, beginning of period	23,547	19,336	-	4,211
Cash and cash equivalents, end of period	$8,957	$4,365	$-	$4,592

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
Year Ended December 31, 2004

	Total Company	United Auto Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries

	(In Thousands)
Net cash from continuing operating activities	$275,734	$11,442	$171,084	$93,208
Investing Activities:
Purchase of property and equipment	(227,297)	(371)	(96,922)	(130,004)
Proceeds from sale - leaseback transactions	149,076	-	65,893	83,183
Dealership acquisitions, net	(210,018)	-	(153,070)	(56,948)
Proceeds from sale of investment	13,566	-	-	13,566
Net cash from continuing investing activities	(274,673)	(371)	(184,099)	(90,203)

Financing Activities:
Net borrowings (repayments) of long-term debt	(74,250)	(107,022)	72,745	(39,973)
Floor plan notes payable - non-trade	(55,671)	-	(46,608)	(9,063)
Proceeds from issuance of stock, net	125,433	125,433	-	-
Distributions from (to) parent	-	-	(43,776)	43,776
Dividends	(18,411)	(18,411)	-	-
Net cash from continuing financing activities	(22,899)	-	(17,639)	(5,260)
Net cash from discontinued operations	27,389	-	27,565	(176)
Net change in cash and cash equivalents	5,551	11,071	(3,089)	(2,431)
Cash and cash equivalents, beginning of period	17,996	8,265	3,089	6,642
Cash and cash equivalents, end of period	$23,547	$19,336	$-	$4,211

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
Year Ended December 31, 2003

	Total Company	United Auto Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries

	(In Thousands)
Net cash from continuing operating activities	$70,478	$9,097	$41,475	$19,906
Investing Activities:
Purchase of property and equipment	(194,638)	(832)	(115,471)	(78,335)
Proceeds from sale - leaseback transactions	133,373	-	99,573	33,800
Dealership acquisitions, net	(137,941)	-	(100,032)	(37,909)
Net cash from continuing investing activities	(199,206)	(832)	(115,930)	(82,444)

Financing Activities:
Net borrowings (repayments) of long-term debt	(25,511)	(5,789)	(68,022)	48,300
Floor plan notes payable - non-trade	119,496	-	88,531	30,965
Proceeds from exercise of options including excess tax benefit	9,907	9,907	-	-
Distributions from (to) parent	-	-	10,762	(10,762)
Dividends	(4,118)	(4,118)	-	-
Net cash from continuing financing activities	99,774	-	31,271	68,503
Net cash from discontinued operations	35,065	-	34,842	223
Net change in cash and cash equivalents	6,111	8,265	(8,342)	6,188
Cash and cash equivalents, beginning of period	11,885	-	11,431	454
Cash and cash equivalents, end of period	$17,996	$8,265	$3,089	$6,642